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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3/A of our report dated February 7, 2001 (except for the last sentence of Note 1 and Note 18(b), as to which the date is March 28, 2001) included in Inverness Medical
Technology, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 19, 2001